UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

VERIZON COMMUNICATIONS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Verizon Communications Inc.

140 West Street

New York, New York 10007

March 28, 2007

Dear Shareholder:

We recently mailed to you Verizon’s Proxy Statement dated March 19, 2007. The enclosed Proxy Statement dated March 28, 2007 includes corrected information in the Summary Compensation Table on page 38 and the Director Compensation Table on page 48. The corrected information appears in the Stock Awards column, the Total column and for Directors, the All Other Compensation column, and in the footnotes to both tables. The new footnotes on page 40 clarify the vesting schedule for awards in the Outstanding Equity Awards at Fiscal Year-End Table.

The enclosed Proxy Statement replaces the Proxy Statement dated March 19, 2007. We apologize for any inconvenience.

Sincerely,

Senior Vice President,

Deputy General Counsel and

Corporate Secretary

Your vote is important. If you have not yet voted, or if you have already voted and wish to change your vote, a proxy card is enclosed. If you have already voted and do not wish to change your vote, no action is necessary. The instructions on how to vote or to change your vote appear on page 1 of the Proxy Statement.

002CS-14132

Verizon Communications Inc.

Annual Meeting of Shareholders

May 3, 2007 at 10:30 a.m. Eastern Time

Westin Convention Center Hotel

1000 Penn Avenue

Pittsburgh, Pennsylvania 15222

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We recently notified you that your Verizon Communications Inc. annual report and proxy materials were available online and that you may vote your shares for the 2007 Annual Shareholder Meeting. Verizon has subsequently revised its 2007 Proxy Statement to include corrected information in the Summary Compensation Table on page 38 and the Director Compensation Table on page 48. The corrected information appears in the Stock Awards column, the Total column and for Directors, the All Other Compensation column, and in the footnotes to both tables. The new footnotes on page 40 clarify the vesting schedule for awards in the Outstanding Equity Awards at Fiscal Year-End Table.

The revised Proxy Statement replaces the Proxy Statement posted earlier. We apologize for any inconvenience.

To view the 2006 Annual Report and the 2007 Proxy Statement, please go to the website:

http://investor.verizon.com/financial/quarterly/annual_report.aspx.

If you have not yet voted, or if you have already voted and wish to change your vote, please visit

http://www.investorvote.com/verizon and follow the on-screen instructions. You will be prompted to enter the proxy voting details provided above in this email to access this voting site. Please note that votes submitted through this site must be received by 10:30 a.m., Eastern Time, on May 3, 2007.

If you have already voted and do not wish to change your vote, no action is necessary.

Thank you for viewing the 2007 Verizon Communications Inc. Annual Meeting materials and for submitting your very important vote.

PLEASE NOTE: You are receiving this email because you have previously consented to receive electronic notification of company materials, or Verizon Communications has provided your email address to us for this purpose.

If you would like printed copies of the 2006 Annual Report and 2007 proxy materials, please call 1-800-631-2355 (from outside the continental United States or Canada, call 781-575-3994). Alternatively, you may also contact us via email at: Verizon@computershare.com.